EXHIBIT 3(i)


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                               SFB BANCORP, INC.
                                    CHARTER

                          ARTICLE I - Corporate Name

      The name of the corporation is SFB Bancorp, Inc. (the "Corporation").

                   ARTICLE II - Registered Office and Agent

      The street address and zip code of the registered office of the Corporation are 632 East Elk Avenue, Elizabethton, Tennessee 37643. The registered office of the Corporation is located in Carter County. The name of the initial registered agent of the Corporation at its registered office is Peter W. Hampton.

                        ARTICLE III - Principal Office

      The street address and zip code of the principal office of the Corporation are 632 East Elk Avenue, Elizabethton, Tennessee 37643.

                        ARTICLE IV - Purpose and Powers

      The purpose or purposes for which the Corporation is organized are to act as a holding company for a financial institution or institutions and to engage in any lawful business for which corporations may be incorporated pursuant to the laws of Tennessee. The Corporation shall have all the powers of a corporation organized under such laws. The Corporation is for profit.

                           ARTICLE V - Capital Stock

      The total number of shares of all classes of capital stock which the Corporation has authority to issue is 5,000,000, of which 4,000,000 shares shall be common stock, par value $.10 per share, and of which 1,000,000 shares shall be preferred stock, par value $.10 per share. The shares may be issued from time to time as authorized by the board of directors without the approval of the Corporation's shareholders except as otherwise provided in this Article V or the rules of a national securities exchange or automated quotation system, if applicable. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares, other than cash, shall be determined by the board of directors in accordance with the provisions of the Tennessee Business Corporation Act. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.


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      A  description  of the  different  classes  and  series  (if  any)  of the
Corporation's   capital   stock  and  a  statement  of  the   relative   powers,
designations, preferences and rights of the shares of each class of and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

      (A) Except as provided in this Article V (or in any amendments thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.

      In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preferences over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

      Each  share  of  common  stock  shall  have  the  same  relative   powers,
preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

      (B) The board of directors of the Corporation is authorized to amend this Charter, by adoption of articles of amendment effective without shareholder approval, to provide for the issuance of serial preferred stock in series and to fix the preferences, limitations and relative rights of each such series, including, but not limited to, determination of any of the following:

            (1) the distinctive designation for each series and the number of shares constituting such series;

            (2) the voting rights, full, conditional or limited, of shares of such series;

            (3) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

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            (4) the  dividend  rate or the amount of dividends to be paid on the shares of such series,  whether  dividends shall be cumulative and, if so,
      from  which  date(s),   the  payment   date(s)  for  dividends,   and  the
      participating or other special rights, if any, with respect to dividends;

            (5) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (6) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

            (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            (8) the price or other consideration for which the shares of such series shall be issued;

            (9) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

            (10) any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of this Charter.

      Each share of each series of serial preferred stock shall have the same preferences and relative rights as, and be identical in all respects with, all other shares of the same series.

                        ARTICLE VI - Preemptive Rights

      No shareholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitled the holders thereof to subscribe for or purchase any such shares.

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                      ARTICLE VII - Repurchase of Shares

      The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine, subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

            ARTICLE VIII - Shareholder Meetings; Cumulative Voting

      (A) A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Where voting is by voting group, a majority of the votes entitled to be cast on any matter by each voting group constitutes a quorum of each such voting group for action on that matter. If less than a majority of such shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

      (B) Special meetings of shareholders may be called at any time, but only by the board of directors or a committee of the board of directors that has been duly designated by the board of directors.

      (C) There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

                            ARTICLE IX - Directors

      The number of directors of the Corporation shall be such number, not more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled only by a vote of at least two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next meeting of shareholders at which directors are elected.

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      At the first  meeting of  shareholders  of the  Corporation,  the board of directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, which classes shall be designated Class I, Class II and Class III. At such meeting of shareholders, directors assigned to Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting of shareholders thereafter, directors assigned to Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors assigned to Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each annual meeting of shareholders of the corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years.

      Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have been qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

      Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

      Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

               ARTICLE X - Notice for Nominations and Proposals

      (A) Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not fewer than 30 days nor more than 60 days prior to any such meeting; provided, however, that if notice or

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public  disclosure  of the  meeting is  effected  fewer than 40 days  before the meeting, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director, if elected; and, (5) as to the shareholder giving such notice, (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

      (B) Each such notice given by a shareholder to the secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (4) any material interest of the shareholder in such business. Notwithstanding anything in this Charter to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article X.

      (c) The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

                       ARTICLE XI - Removal of Directors

      Notwithstanding any other provision of this Charter or the bylaws of the Corporation, no director of the Corporation may be removed at any time unless for cause and upon the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose, except as otherwise required by law.

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               ARTICLE XII - Elimination of Directors' Liability

      Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XII shall not eliminate liability of a director (A) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (C) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

      If the Tennessee Business Corporation Act is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended. Any repeal or modification of this Article XII or applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                        ARTICLE XIII - Indemnification

      (A) Except as provided in Section (B) of this Article, the Corporation shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), because he is or was a director against liability incurred in such proceeding if (1) he conducted himself in good faith;
(2) he reasonably believed, (a) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interest and, (b) in all other cases, that his conduct was at least not opposed to its best interests; and, (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

      (B) The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (C) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section (A) of this Article; (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (3) a determination

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is made that the facts then known to those  making the  determination  would not preclude indemnification under this Article XIII.

      (D) The Corporation may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in Section (A) of this Article. The determination shall be made:

            (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (2) If a quorum cannot be obtained under Subsection (1) of this Section, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

            (3)   By independent special legal counsel;

                  (a) Selected by the board of directors or its committee in the manner prescribed in Subsections (1) or (2) of this Section;

                  (b) If a quorum of the board of directors cannot be obtained under Subsection (1) of this Section and a committee cannot be designated under Subsection (2) of this Section, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

            (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

      (E) Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (3) of this Section to select counsel.

      (F) The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

      (G) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan or other enterprise,

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against  liability  asserted  against or  incurred  by him in that  capacity  or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

                  ARTICLE XIV - Acquisition of Capital Stock

      (A) Five Year Prohibition. For a period of five years from the effective date of the completion of the conversion of Security Federal Savings Bank from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation. In addition, for a period of five years from the completion of the conversion of Security Federal Savings Bank from mutual to stock form, and notwithstanding any provision to the contrary in this Charter or the bylaws of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this Article XIV, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

      (B) Prohibition After Five Years. If, at any time after five years from the effective date of the completion of the conversion of Security Federal Savings Bank from mutual to stock form, any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article XV of this Charter, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this Section (B) on any matter requiring their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the corporation which such record holders would otherwise be entitled to cast without giving effect to this Section (b), such record holders in the aggregate shall be entitled to cast only one-hundredth (1/100) of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the Corporation owned of record by such record holder (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast

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under this Section (b) by virtue of such shares being so  beneficially  owned by any of such acquiring persons.

      (C) Definitions. The term "person" means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request for invitation for tenders of, a security or interest in a security for value. The term "acting in concert" includes (1) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement and (2) a combination or pooling of voting or other interests in the Corporation's outstanding shares for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

      (D) Exclusion for Underwriters, Employee Benefit Plans and Certain Proxies. The restrictions contained in this Article XIV shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof;
provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation; (2) any proxy granted to one or more Continuing Directors, as defined in Article XV of this Charter, by a shareholder of the Corporation; (3) any employee benefit plans of the Corporation or a subsidiary thereof; or (4) any transaction approved in advance by a majority of such Continuing Directors. In addition, the Continuing Directors, as defined in Article XV of this Charter, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors, as defined in Article XV of this Charter, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries, or group of any of them, shall be exempt from the provisions of this Article XIV should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.

      (E) Determinations.  A majority of the Continuing Directors, as defined in
Article XV of this Charter, shall have the power to construe and apply the provisions of this Article XIV

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and to  make  all  determinations  necessary  or  desirable  to  implement  such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person; (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (3) the application of any other definition or operative provision of this Article XIV to the given facts; or (4) any other matter relating to the applicability or effect of this Article XIV. Any constructions, applications or determinations made by the Continuing Directors, as defined in Article XV of this Charter, pursuant to this article XIV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

                ARTICLE XV - Approval of Business Combinations

      The shareholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this Article XV, in addition to any other requirements under applicable law.

      (A) (1) Except as otherwise expressly provided in this Article XV, the affirmative vote of the holders of (i) at 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) and (ii) a majority of the outstanding shares entitled to vote thereon not including shares deemed beneficially owned by a Related Person (as hereinafter defined) shall be required in order to authorize any of the following:

                  (a) any merger, share exchange or consolidation of the Corporation with or into a Related Person;

                  (b) any sale, lease, exchange,  transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary to a Related Person;

                  (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary;

                  (d) any sale, lease, exchange,  transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary;

                  (e) the issuance of any securities of the Corporation or a subsidiary to a Related Person;

                  (f) the acquisition by the Corporation or a subsidiary of any securities of a Related Person;

                  (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

                  (h) any agreement, contract or other arrangement providing for any of the transactions described in this Section (A).

            (2) Such affirmative vote shall be required notwithstanding any other provision of this Charter, any provision of law, or any agreement with any national securities exchange or automated quotation system which might otherwise permit a lesser vote or no vote.

            (3) The term "Business Combination" as used in this Article XV shall mean any transaction which is referred to in any one or more of Subsections (1)(a) through (1)(h) of this Section.

      (B) The provisions of Section (A) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Charter, any provisions of law or any agreement with any federal regulatory agency, national securities exchange or automated quotation system, if the Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

      (C) For the purpose of this Article XV the following definitions apply:

            (1) The term "Related Person" shall mean (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options or otherwise shall be deemed "beneficially owned" by such Related Person.

            (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

            (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with a Related Person and was a member of the board of directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors.

            (4) The term "Continuing Director Quorum" shall mean at least two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

      (D) In addition to Sections (A) through (C) of this Article, the Tennessee Business Combination Act, as amended, shall apply to the Corporation; provided, however, that Section 48-35-207(1) of the Tennessee Business Combination Act shall not apply to the Corporation.

               ARTICLE XVI - Evaluation of Business Combinations

      In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a Business Combination (as defined in Article XV of this Charter) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (A) the social and economic effects of the transaction on the Corporation, its subsidiaries, employees, depositors, loan and other customers and creditors and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience and integrity of the acquiring person or entity and its or their management.

                   ARTICLE XVII - Control Share Acquisitions

      "Control share acquisitions," as defined in Section 48-35-302 of the Tennessee Code, respecting the shares of the Corporation shall be governed by and subject to the provisions of the Tennessee Control Share Acquisition Act, and Sections 48-35-308 and 48-35-309 of the Tennessee Control Share Acquisition Act shall apply to the Corporation.

                         ARTICLE XVIII - Incorporator

      The name, address and zip code of the incorporator of the Corporation are Peter W. Hampton, 632 East Elk Avenue, Elizabethton, Tennessee 37643.

                       ARTICLE XIX - Amendment of Bylaws

      To the extent permitted by the Tennessee Business Corporation Act, the board of directors of the Corporation is expressly authorized to repeal, alter, amend or rescind the bylaws of the Corporation by vote of a majority of the board of directors at a legal meeting held in accordance with the bylaws. Notwithstanding any other provision of this Charter or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

                       ARTICLE XX - Amendment of Charter

      The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Charter in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and XIX of this Charter and this
Article XX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Continuing Directors, as defined in Article XV of this Charter.



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